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[GRAPHIC OMITTED]   WEINICK
                       SANDERS
                          LEVENTHAL & CO., LLP              1375 BROADWAY
                                                            NEW YORK, N.Y. 10018
--------------------------------------------------------------------------------
                            CERTIFIED PUBLIC ACCOUNTANTS            212-869-3333
                                                                FAX 212-764-3060
                                                                   WWW.WSLCO.COM



                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)





We consent to the incorporation in the Registration Statements of International Commerce Development Corp. on Form SB-2, dated May 24, 2004, under the Securities Act of 1933 of our report dated April 28, 2004, and to the reference to our firm under the heading "Interest of Named Experts" in the Prospectus.







                                      /S/ WEINICK SANDERS LEVENTHAL & CO., LLP




New York, New York
May 24, 2004